UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2020, the Board of Directors (the “Board”) of ReShape Lifesciences Inc. (the “Company”) approved and adopted the Company’s Change in Control Plan (the “Plan”), which provides for certain benefits and payments to members of the Board and certain members of our senior management team in the event of a Change in Control. Capitalized terms and phrases used but not defined herein will have the respective meanings given to them in the Plan.

The Plan was adopted to ensure that the Company will have the continued dedication of members of the Board and certain members of our senior management team, to diminish the distraction of such individuals that may occur as a result of a Change in Control, and to provide such individuals with compensation upon a Change in Control that is competitive with that of other similarly situated companies.

In the event of a Change in Control, a Participant is entitled to receive a grant of shares of the Company’s Common Stock immediately prior to the effective time of the Change in Control such that the total number of shares of Common Stock owned by the Participant would equal the Participant’s Target Percentage if such Participant’s then current ownership percentage was less than their Target Percentage, which is calculated assuming the conversion of any outstanding shares of preferred stock and the exercise of any outstanding warrants, stock options and other equity-based awards.

The Target Percentage for each Participant (or group of Participants on an aggregate basis) is set forth below:

	Position	Target %
Senior Management Team
Barton Bandy	President & CEO and Director	4.00%
Thomas Stankovich	Chief Financial Officer	1.25%
Other Senior Management Team Members as a Group		2.50%
	Total Management Team	7.75%

Board Members
Dan Gladney	Chairman of the Board	2.00%
Gary Blackford	Director	1.00%
Lori McDougal	Director	1.00%
Arda Minocherhomjee	Director	1.00%
	Total Board	5.00%
	Total Management Team and Board	12.75%

Participation in the Plan is contingent upon the Participant entering into a Participation Agreement. In order to receive the benefits under this Plan, a Participant must additionally sign a release of claims against the Company.

The Plan has a duration of ten (10) years from the Effective Date, unless (a) the Plan is extended by the Board, (b) a Change in Control occurs while the Plan is in effect, or (c) the Board terminates the Plan in accordance therewith.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	ReShape Lifesciences Inc. Change in Control Plan, dated as of February 28, 2020 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer

Dated: March 5, 2020